As filed with the Securities and Exchange Commission on January 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRENMILLER ENERGY LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13 Amal St. 4th Floor, Park Afek

Rosh Haayin, 4809249 Israel

(Address of Principal Executive Offices)

Brenmiller Energy Ltd. The 2013 Global Incentive Option Scheme

(Full title of the plan)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Oded Har-Even, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Tel: (212) 660-3000	Reut Alfiah, Adv. Gal Cohen, Adv. Sullivan & Worcester Tel Aviv (Har-Even & Co.) HaArba’a Towers - 28 HaArba’a St. North Tower, 35th Floor Tel-Aviv, Israel 6473925 Tel: +972 74-758-0480

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8, or the Registration Statement, is to register 1,717,200 additional ordinary shares, no par value per share, or the Ordinary Shares, of Brenmiller Energy Ltd., or the Registrant or the Company, to be reserved for issuance under the Brenmiller Energy Ltd. 2013 Global Incentive Option Scheme, or the Plan, which are in addition to the 795,120 Ordinary Shares under the Plan registered on the Company’s Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission, or the Commission, on May 30, 2023 (File No. 333-272266) and on April 10, 2024 (File No. 333-278602), or the Prior Registration Statements.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed or furnished by the Registrant with the Commission are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 18, 2024;

●	Our Reports of Foreign Private Issuer on Form 6-K submitted on March 19, 2024; May 17, 2024 (with respect to the first, second, third, and fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K only); June 6, 2024 (with respect to the first, second, fourth and sixth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to the Form 6-K only); June 10, 2024 (with respect to the first, second, third, fourth, and sixth paragraphs and the section titled “Forward-Looking Statements” of the press release attached as Exhibit 99.1 to the Form 6-K only); June 12, 2024 (with respect to the first, second, fourth and fifth paragraphs and the section titled “Forward-Looking Statements” of the press release attached as Exhibit 99.1 to the Form 6-K only); June 25, 2024 (with respect to the CEO Letter attached as Exhibit 99.1 to the Form 6-K only); June 27, 2024; July 15, 2024; July 18, 2024 (with respect to the first, second and fourth paragraphs and the section titled “Forward-Looking Statements” of the press release attached as Exhibit 99.1 to the Form 6-K only); August 1, 2024; August 6, 2024 (with respect to Exhibit 10.1, Exhibit 99.1 and the first, second, third and sixth paragraphs and the section titled “Forward-Looking Statements” of the press release attached as Exhibit 99.2 to the Form 6-K only); August 8, 2024; August 12, 2024; August 14, 2024; August 19, 2024 (with respect to the first, second, third, and seventh paragraphs and the section titled “Forward-Looking Statements” of the press release attached as Exhibit 99.1 to the Form 6-K only); August 29, 2024 (with respect to the Form 6-K (other than the 2nd, 3rd, and 4th paragraphs of the press release attached as Exhibit 99.1 to the Form 6-K); September 9, 2024 (with respect to the first, second and fourth paragraphs and the section titled “Forward-Looking Statements” of the press release attached as Exhibit 99.1 to the Form 6-K only); September 23, 2024; September 25, 2024 (with respect to the first, second, fifth, and sixth paragraphs and the section titled “Forward-Looking Statements” of the press release attached as Exhibit 99.1 to the Form 6-K only); November 1, 2024; November 6, 2024; December 4, 2024; December 5, 2024; December 23, 2024 (with respect to the first, second and fourth paragraphs and the section titled “Forward-Looking Statements” of the press release attached as Exhibit 99.1 to the Form 6-K only); December 31, 2024 (with respect to the he first, second and fourth paragraphs and the section titled “Forward-Looking Statements” of the press release attached as Exhibit 99.1 to the Form 6-K only); January 16, 2025; January 17, 2025; and

●	The description of our securities contained in our Form 8-A (File No. 001-40753), filed with the SEC on May 17, 2022, as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023.

In addition to the foregoing, all documents subsequently filed after the date of this Registration Statement by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

3.1	Amended and Restated Articles of Association of Brenmiller Energy Ltd. (incorporated herein by reference to Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K (File No. 001-41402) filed with the SEC on December 5, 2023)

5.1*	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.)

23.1*	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited independent registered public accounting firm.

23.2*	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (contained in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on signature page).

99.1	Brenmiller Energy Ltd. Stock Option Plan, as amended on January 4, 2023 (incorporated herein by reference to Exhibit 99.1 to our Form S-8 (File No. 333-272266) filed with the SEC on May 30, 2023).

107*	Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Rosh Haayin, Israel on January 21, 2025.

BRENMILLER ENERGY LTD.

By:	/s/ Avraham Brenmiller
Avraham Brenmiller
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Brenmiller Energy Ltd., hereby severally constitute and appoint Avraham Brenmiller and Ofir Zimmerman, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Avraham Brenmiller	Chief Executive Officer, Director, Chairman of the Board of Directors	January 21, 2025
Avraham Brenmiller	(Principal Executive Officer)

/s/ Ofir Zimmerman	Chief Financial Officer	January 21, 2025
Ofir Zimmerman	(Principal Financial and Accounting Officer)

/s/ Doron Brenmiller	Director	January 21, 2025
Doron Brenmiller

/s/ Nir Brenmiller	Director	January 21, 2025
Nir Brenmiller

/s/ Chen Franco-Yehuda	Director	January 21, 2025
Chen Franco-Yehuda

/s/ Zvi Joseph	Director	January 21, 2025
Zvi Joseph

/s/ Michael Korner	Director	January 21, 2025
Michael Korner

/s/ Nava Swersky Sofer	Director	January 21, 2025
Nava Swersky Sofer

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Brenmiller Energy Ltd., has signed this Registration Statement on Form S-8 on January 21, 2025.

Puglisi & Associates

/s/ Greg Lavelle
Managing Director

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